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EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION OF
                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

         Advanced Aerodynamics & Structures, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

                  "I.      The name of the corporation is:
                           MOONEY AEROSPACE GROUP, LTD."

         SECOND: That thereafter, pursuant to the resolution of its Board of Directors, an annual meeting of stockholders of said corporation, was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 07/23/2002
                                                          020468982 - 2642691



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                  IN WITNESS WHEREOF, Advanced Aerodynamics & Structures, Inc.
has caused this certificate to be signed by Roy H. Norris, its President, this 22nd day of July, 2002.

                                              ADVANCED AERODYNAMICS
                                              & STRUCTURES, INC.

                                              By: /S/ ROY H. NORRIS
                                                 -------------------------
                                                 Roy H. Norris, President